Exhibit 1.1

American Midstream Partners, LP

3,400,000 Common Units
Representing Limited Partner Interests

Underwriting Agreement

New York, New York
January 23, 2014

Barclays Capital Inc.

UBS Securities LLC

as Underwriters

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

American Midstream Partners, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to issue and sell to Barclays Capital Inc. and UBS Securities LLC (collectively, the “Underwriters,” and each, an “Underwriter”), an aggregate of 3,400,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”).  The Partnership also proposes to grant to the Underwriters an option to purchase up to 510,000 additional Common Units (the “Option Units”).  The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units”. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

It is understood and agreed to by all parties hereto that as of the date hereof:

1.                                      High Point Infrastructure Partners, LLC, a Delaware limited liability company (“HPIP”), and AIM Midstream Holdings, LLC, a Delaware limited liability company (“AIM Midstream Holdings”), are the only members of American Midstream GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”);

2.                                      The Partnership is the sole member of American Midstream, LLC, a Delaware limited liability company (the “Operating Company”);

3.                                      The Partnership is the sole shareholder of the entity listed on Schedule III-E (the “Delaware Corporate Subsidiary”);

4.                                      The Operating Company owns, directly or indirectly, each of the entities listed on Schedule III-A hereto (collectively, the “Delaware LLC Subsidiaries”), each of the entities listed on Schedule III-B hereto (collectively, the “Alabama LLC Subsidiaries”), the entity listed on Schedule III-C hereto (the “Texas LLC Subsidiary,” and together with the Delaware LLC Subsidiaries and the Alabama LLC Subsidiaries, the “LLC Subsidiaries”), and the entity listed on Schedule III-D hereto (the “Texas LP Subsidiary,” and together with the LLC Subsidiaries, the “Subsidiaries”); and

5.                                      American Midstream Blackwater, LLC, a Delaware limited liability company (“American Midstream Blackwater”), owns, directly or indirectly, each of the entities listed on Schedule III-F hereto (collectively, the “Blackwater Subsidiaries”).

The Partnership, the General Partner, the Delaware Corporate Subsidiary, the Operating Company, the Subsidiaries and the Blackwater Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership, the General Partner and the Operating Company are sometimes referred to herein collectively as the “Partnership Parties.”

It is further understood and agreed to by all parties hereto that the following transactions have occurred or will occur on or after the date hereof:

1.                                      On December 13, 2013, HPIP Lavaca, LLC (“Lavaca LLC”), a Delaware limited liability company and wholly owned subsidiary of ArcLight Energy Partners Fund V, L.P., a Delaware limited partnership (“ArcLight V”), entered into a Purchase and Sale Agreement (the “PVA Asset Purchase Agreement”) to acquire certain natural gas gathering assets, gas lift assets and related real property interests from Penn Virginia Oil & Gas, L.P., an indirect wholly owned subsidiary of Penn Virginia Corporation (“PVA”) and certain other parties (the “PVA Asset Acquisition”);

2.                                      ArcLight V and the Operating Company entered into a Limited Liability Company Unit Purchase and Sale Agreement (the “Interest Purchase Agreement”), dated as of January 22, 2014, pursuant to which, among other things, the Operating Company agreed to acquire the outstanding membership interests of Lavaca LLC, subject to certain conditions, including the purchase of the Firm Units by the Underwriters pursuant to this Agreement;

3.                                      On the closing date of the Interest Purchase Agreement, the Operating Company will acquire all of the outstanding membership interests of Lavaca LLC, and Lavaca LLC will become an indirect wholly owned subsidiary of the Partnership;

4.                                      On January 22, 2014, as partial funding for the PVA Asset Acquisition, the Partnership agreed, subject to certain conditions including the purchase of the Firm Units by the Underwriters pursuant to this Agreement, to issue Series B units representing limited partner interests in the Partnership (the “PIK Units”) for aggregate proceeds of $30 million in a private placement to the General Partner and HPIP, an affiliate of ArcLight V (the “Series B Issuance”), pursuant to a Series B Unit Purchase Agreement (the “Series B Purchase Agreement”), dated as of January 22, 2014, by and among the Partnership, the General Partner and HPIP; and

5.                                      In connection with the execution of the Series B Purchase Agreement, the General Partner will enter into Amendment No. 2 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), which will become effective immediately prior to the Series B Issuance.

The transactions contemplated in clauses (1) and (5) above are referred to herein as the “Transactions.”  The PVA Asset Purchase Agreement, the Interest Purchase Agreement, the Series B Purchase Agreement and the Amendment (together with all agreements included as exhibits thereto), together with any ancillary documents executed or entered into in connection with the foregoing, are referred to collectively herein as the “Transaction Documents.”

The “Organizational Documents” shall mean (i) the certificates of formation of each of the Partnership Entities other than the Partnership and American Midstream Offshore (Seacrest), LP, a Texas limited partnership and wholly owned subsidiary of the Operating Company (“Seacrest”), (ii) the certificate of limited partnership of the Partnership and Seacrest, (iii) the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated April 15, 2013 (as the same may be amended and restated) (the “General Partner Agreement”), (iv) the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated August 9, 2013 (as the same may be amended and restated) (the “Partnership Agreement”), (v) the Second Amended and Restated Limited Liability Company Agreement of the Operating Company, dated September 19, 2011 (as the same may be amended and restated) (the “Operating Company Operating Agreement”), and (vi) the limited liability company and limited partnership agreements, as the case may be, of the Subsidiaries, the Blackwater Subsidiaries and Lavaca LLC.

1.                                      Representations and Warranties.  Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File No. 183818) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Units.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The

Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to you.  The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)                                 No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c)                                  On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations of the Commission thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter specifically for use or inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) The Disclosure Package and the price to the public, and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, do not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for use or inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e)                                  (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(f)                                   Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for use or inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)                                  The documents incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Disclosure Package, did not as of the Execution Time, and on the Closing Date and any settlement date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(h)                                 Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (A) there has been no (i) material adverse change in the condition, financial or otherwise, prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) change that could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby (together with (i) above, a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken as a whole, and (C) except for regular distributions on its Common Units in amounts per unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.

(i)                                     Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is organized with full limited partnership, corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and in the case of the General Partner, act as the General Partner of the Partnership, in each case in all material respects as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign limited partnership, corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(j)                                    HPIP and AIM Midstream Holdings are the only members of the General Partner. HPIP owns 100% of the Class A membership interest in the General Partner and AIM Midstream Holdings owns 100% of the Class B membership interest in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and HPIP and AIM Midstream Holdings own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(k)                                 The General Partner is, and after giving effect to the Transactions will be, the sole general partner of the Partnership and owns, after giving effect to the Transactions will own, a 1.1% general partner interest in the Partnership (the “GP Interest”) and 14.98% of the incentive distribution rights, as such term is defined in the Partnership Agreement (the “Incentive Distribution Rights”); the GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability as described in the Disclosure Package and the Prospectus.

(l)                                     At the Closing Date and each settlement date, and after giving effect to the Transactions, HPIP owns 5,278,562 Series A Preferred Convertible Units (the “Series A Preferred Units”); the Series A Preferred Units and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and HPIP owns the Series A Preferred Units free and clear of all Liens.

(m)                             At the Closing Date and each settlement date, and after giving effect to the Transactions, AIM Midstream Holdings owns 725,120 Common Units of record (the “AIM Units”); the AIM Units and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and AIM Midstream Holdings owns the AIM Units free and clear of all Liens.

(n)                                 At the Closing Date and each settlement date, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered (if, with respect to the Option Units, the option provided for in Section 2(b) hereof is exercised) to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(o)                                 When issued and delivered to HPIP and the General Partner in accordance with the Partnership Agreement, against payment therefor in accordance with the terms of the Series B Purchase Agreement, the PIK Units will be duly authorized and validly issued in accordance with the Partnership Agreement and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and conform in all material respects to the description of the PIK Units in the Prospectus.  When issued and delivered to HPIP and the General Partner in accordance with the Partnership Agreement and the Series B Purchase Agreement, against payment therefor in accordance with the terms of the Series B Purchase Agreement, the General Partner will own 175,000 PIK Units and HPIP will own 993,225 PIK Units.

(p)                                 As of the date hereof (and prior to the issuance of the Units and the PIK Units contemplated by this Agreement and the Transactions), the issued and outstanding partnership interests of the Partnership consist of 7,056,999 Common Units, the Series A Preferred Units, the GP Interest, the Incentive Distribution Rights and any Common Units, phantom units or other interests issued pursuant to the LTIP.

(q)                                 The Partnership is the sole member of the Operating Company and owns 100% of the membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company Operating Agreement and are fully paid (to the extent required under the Operating Company Operating Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for (i) restrictions on transferability contained in the Operating Company Operating Agreement and (ii) those Liens securing obligations under the Partnership’s secured credit facility, dated October 5, 2009, by and among the Partnership, the Operating Company and the lenders party thereto (as amended, the “Credit Agreement”).

(r)                                    The Partnership owns 100% of the issued and outstanding shares of capital stock of the Delaware Corporate Subsidiary; such issued and outstanding capital stock has been duly authorized and validly issued in accordance with the Certificate of Incorporation and Bylaws of the Delaware Corporate Subsidiary, each dated September 6, 2012 and is fully paid and non-assessable and none of the outstanding shares of capital stock of the Delware Corporate Subsidiary were issued in violation of any preemptive rights or similar rights; and the Partnership owns such capital stock interest free and clear of all Liens, except for Liens arising under or in connection with the Credit Agreement.

(s)                                   The Operating Company owns, directly or indirectly, 100% of the membership interests, general partner interests or limited partner interests, as applicable, in each of the Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each Subsidiary and are fully paid (to the extent required under such Organizational Documents) and non-assessable (except as to any such general partner interests and except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, or any corollary provision of any other applicable state of organization’s statutes); and the Operating Company owns, directly or indirectly, such equity interests free and clear of all Liens, except for (i) restrictions on transferability as set forth in the Subsidiaries Organization Documents and (ii) those Liens securing obligations under the Credit Agreement.

(t)                                    American Midstream Blackwater owns, directly or indirectly, 100% of the capital stock or membership interests, as applicable, in each of the Blackwater Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each Blackwater Subsidiary and are fully paid (to the extent required under such Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, or any corollary provision of any other applicable state of organization’s statutes); and American Midstream Blackwater owns, directly or indirectly, such equity interests free and clear of all Liens, except for (i) restrictions on transferability as set forth in the Blackwater Subsidiaries Organization Documents and (ii) those Liens securing obligations under the Credit Agreement.

(u)                                 Other than the GP Interest, and the Incentive Distribution Rights, the General Partner does not own, and at the Closing Date and each settlement date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of its 100% membership interest in the Operating Company, (ii) the Partnership’s ownership of 100% of the capital stock of the Delaware Corporate Subsidiary, (iii) the Operating Company’s ownership of its 100% membership interest in each of the LLC Subsidiaries and, following the completion of the Transactions, its 100% membership interest in Lavaca LLC, (iv) the Operating Company’s 0.001% general partner interest in the Texas LP Subsidiary, (v) Mid Louisiana Gas Transmission, LLC’s, a Delaware limited liability company and wholly owned subsidiary of the Operating Company (“MLGT”), ownership of 100% of the limited partner interest in the Texas LP Subsidiary, and (vi) American Midstream Blackwater’s ownership of 100% of the capital stock or membership interests, as applicable, in each of the Blackwater Subsidiaries, none of the Partnership, the Operating Company, MLGT or American Midstream Blackwater owns, and at the Closing Date and each settlement date, none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(v)                                 Each of the Partnership Parties that is a party to this Agreement has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units and the PIK Units in accordance with, upon and subject to the terms and conditions set forth in this Agreement, the Partnership Agreement, the Series B Purchase Agreement and the Amendment, the Registration Statement, the Disclosure Package and the Prospectus.  At the Closing Date and any settlement date, all limited partner and limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their members or partners for the authorization, issuance, sale and delivery of the Units and the PIK Units and the consummation of the transactions (including the Transactions) contemplated by this Agreement shall have been validly taken.

(w)                               (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; (ii) the General Partner Agreement has been duly authorized, executed and delivered by each party thereto, and is a valid and legally binding agreement of each party thereto, enforceable against each party thereto in accordance with its terms; (iii) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and (iv) the Organizational Document of each Subsidiary has been duly authorized, executed and delivered by each of the parties thereto, and is a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms, provided, that with respect to each such agreement described in this Section 1(w), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(x)                                 There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(y)                                 Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus within the coverage of Rule 175(b) under the Act was made or will be made with a reasonable basis and in good faith.

(z)                                  This Agreement has been duly authorized, executed and delivered by the Partnership Parties.

(aa)                          Each of the Transaction Documents has been, or will be prior to the execution thereof, duly authorized by the Partnership Entities party thereto, and has been or will be duly executed and delivered by the Partnership Entities party thereto, and, except with respect to the PVA Asset Purchase Agreement, assuming the due authorization, execution and delivery by the other parties thereto, is or will be a legal, valid and binding agreement of such Partnership Entity, enforceable against the Partnership Entity in accordance with its terms.

(bb)                          The description of each of the Transactions in the Registration Statement, the Disclosure Package and the Prospectus conforms in all material respects to the Transaction Documents.

(cc)                            Each of the Partnership Entities is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(dd)                          No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units or the PIK Units or any other transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement or any other transactions contemplated by this Agreement by the Partnership Parties or consummation of the transactions (including the Transactions) contemplated hereby, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (iv) consents that have been, or prior to the Closing Date will be, obtained, except in the case of clause (iv) where the failure to obtain such consent would not have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions (including the Transactions) contemplated under this Agreement.

(ee)                            Neither the issuance and sale of the Units and the PIK Units nor the consummation of any other of the transactions (including the Transactions) herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (i) the Organizational Documents, (ii) the Transaction Documents, (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which its or their property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, except in the case of clauses (iii) or (iv) or Liens securing obligations under the Credit Agreement, where such breach or violation would not have a Material Adverse Effect.

(ff)                              Other than AIM Midstream Holdings, no holders of Common Units have rights to the registration of such Common Units under the Registration Statement.

(gg)                            The historical consolidated financial statements and schedules of the Partnership and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The other financial information of the Partnership and its consolidated subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and its consolidated subsidiaries, and fairly presents the information purported to be shown thereby. Nothing has come to the attention of any of the Partnership Entities that has caused them to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(hh)                          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)                                  The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement.  The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(jj)                                No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property is pending or, to the knowledge of the General Partner or the Partnership, threatened that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(kk)                          Each of the Partnership Entities owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(ll)                                  None of the Partnership Entities is in violation or default of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of such Partnership Entities’ properties, as applicable, except in the cases of clauses (ii) and (iii) where such violation or default would not have a Material Adverse Effect.

(mm)                  (i) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries and the combined financial statements of American Midstream Partners Predecessor (the “Partnership Financial Statements”) included in the Disclosure Package and delivered its reports with respect to the audited financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder. (ii) UHY LLP, who issued an unqualified audit report on the combined financial statements of High Point Gas Transmission, LLC and High Point Gas Gathering, LLC as of December 31, 2012 and 2011 and for each of the two years ended December 31, 2012 (the “High Point System Financial Statements”) included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder. (iii) MaloneBailey, LLP, who issued an unqualified audit report on the consolidated financial statements of each of Blackwater Midstream Holdings LLC as of March 31, 2013 and for the year ended March 31, 2013 and Blackwater Midstream Corp. as of March 31, 2012 and for the year ended March 31, 2012 (the “Blackwater Financial Statements”) included in the Registration Statement, the Disclosure Package and the Prospectus is an independent public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

(nn)                          The Partnership Entities have filed all tax returns that are required to be filed through the date of this Agreement or have requested extensions thereof except (i) in any case in which the failure so to file would not have a Material Adverse Effect or (ii) as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(oo)                          No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and the General Partner and the Partnership are not aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(pp)                          Except as disclosed in the Disclosure Package, the Partnership Entities carry or are entitled to the benefits of, insurance relating to the business of the Partnership Entities, with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for. The Partnership Parties have received no notice from such insurers that the Partnership Entities will not be able to (i) renew their existing insurance coverage relating to the business of the Partnership Entities as and when such policies expire or (ii) obtain comparable coverage relating to the business of the Partnership Entities as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not have a Material Adverse Effect.

(qq)                          No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(rr)                                The Partnership Entities possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except to the extent that failure to possess any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ss)                              The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective and the Partnership Entities are not aware of any material weakness in their internal controls over financial reporting.

(tt)                                The Partnership Entities maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15(e) and 15d-15(e) of the Exchange Act.

(uu)                          Neither the General Partner nor the Partnership has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(vv)                          The Partnership Entities are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  Except as set forth in the Disclosure Package and the Prospectus, none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ww)                      In the ordinary course of its business, the General Partner periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the General Partner has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(xx)                          Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; (iii) no Partnership Entity has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which the any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Entities, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(yy)                          There is and has been no failure on the part of the Partnership or any of the directors or officers of the General Partner, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(zz)                            None of the Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the General Partner and the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aaa)                   The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

(bbb)                   None of the Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the General Partner and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ccc)                      Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(ddd)                   Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate and, to the extent required, the Partnership Parties have obtained the written consent to the use of such data from such sources.

(eee)                      The Subsidiaries listed on Schedule V attached hereto are the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

(fff)                         Except for such exceptions that would not have, individually or in the aggregate, a Material Adverse Effect, the Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership Entities’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted and there is no pending or, to the knowledge of each Partnership Party, threatened action, suit, proceeding or claim by others challenging the Partnership Entities’ rights in or to any such Intellectual Property, and each of the Partnership Parties is unaware of any facts which would form a reasonable basis for any such claim.

(ggg)                      Each Subsidiary has indefeasible title to all real property (excluding easements or rights-of-way) and good and marketable title to all personal property described in the Disclosure Package and the Prospectus, if any, as being owned by each of them, which real and personal property is free and clear of all Liens, except (i) as described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, if any, (ii) that arise under or are expressly permitted by the Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus, if any. All the real and personal property described in the Disclosure Package and the Prospectus, if any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Disclosure Package and the Prospectus, if any.

(hhh)                   Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances that would not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Prospectus, if any, each of the Partnership Entities has, or at the Closing Date, following consummation of the transactions (including the Transactions) contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that individually or in the aggregate, would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, if any, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(iii)                               Except as identified in the Disclosure Package, the Prospectus or as set forth in the Partnership Agreement, the General Partner Agreement, the Amendment, the Series B Purchase Agreement, the unitholder agreements with LTIP Participants or the Bamagas Agreements, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any of the Partnership Entities, or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities.  Except for such rights that have been waived or complied with, none of (i) the filing of the Registration Statement, (ii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or (iii) the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.

(jjj)                            The sale and issuance of the PIK Units as contemplated by the Series B Purchase Agreement and the Amendment are exempt from the registration requirements of the Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

(kkk)                   The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

Any certificate signed by any officer of the General Partner and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $25.68 per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an aggregate 510,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Underwriters to the Partnership setting forth the number of Option Units as to which the Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Underwriters in their absolute discretion shall make to eliminate any fractional Units.

3.                                      Delivery and Payment.  Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on January 29, 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”).  Delivery of the Firm Units and the Option Units shall be made to the Underwriters for the respective accounts of the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Underwriters, at 745 Seventh Avenue, New York, New York, on the date specified by the Underwriters (which shall be within three Business Days after exercise of said option) for the respective accounts of the Underwriters, against payment by the Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Underwriters the Option Units on the settlement date, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                      Offering by Underwriters.  It is understood that the Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

5.                                      Agreements.  Each of the Partnership Parties, jointly and severally, agrees with the Underwriters that:

(a)                                 Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing.  The Partnership will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 The Partnership will prepare a final term sheet, containing solely a description of final terms of the Units and the offering thereof, in the form approved by you and attached as Schedule VI hereto and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)                                  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus, the Partnership will (A) notify promptly the Underwriters so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Underwriters in such quantities as it may reasonably request.

(d)                                 If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(e)                                  As soon as practicable, the Partnership will make generally available to its unitholders and to the Underwriters an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)                                   The Partnership will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request.  The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(g)                                  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(h)                                 The Partnership agrees that, unless it has or shall have obtained the prior written consent of each Underwriter, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.

Any such free writing prospectus consented to by the Underwriters or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)                                     The Partnership will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership Parties, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 60 days (the “Lock-Up Period”) after the date of the Underwriting Agreement, provided, however, that the Partnership may, without the prior written consent of Barclays Capital Inc., (A) effect the registration of the offer and sale of the Units as contemplated by this Agreement; (B) issue and sell Common Units pursuant to the Partnership’s long-term incentive plan described in the Registration Statement, the Disclosure Package and the Prospectus and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (C) issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for any businesses that are acquired by the Partnership or its subsidiaries including the Transactions, provided, in all cases other than the Transactions, that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(g) for the remaining term of the Lock-Up Period; (D) file (or participate in the filing of) a registration statement solely relating to the entrance by the Partnership into a definitive agreement related to such an acquisition by the Partnership or its subsidiaries, provided that, notwithstanding anything in this Agreement to the contrary, the prior approval of Barclays Capital Inc. shall be required in the event that the Partnership files (or participates in the filing of) a registration statement during the Lock-Up Period prior to the entrance by the Partnership into a definitive agreement related to such acquisition; and (E) issue Common Units or any securities that are convertible or exchangeable into Common Units pursuant to an effective registration statement that is filed pursuant to clause (D).  Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs, or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event.  The Partnership will provide the Underwriters and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(j) hereof with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.  The restrictions in this paragraph shall not apply the issuance or transfer of the PIK Units to the General Partner and HPIP pursuant to the Transactions.

(j)                                    The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(k)                                 The Partnership Parties agree to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the New York Stock Exchange; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

(l)                                     The Partnership Parties agree to apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus.

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Units and the Option Units, if any, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date, to the accuracy of the statements of the General Partner or the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Partnership shall have requested and caused Holland & Hart LLP, Richards, Layton & Finger P.A. and Adams and Reese LLP, special counsel for the Partnership, and William B. Mathews, general counsel to the General Partner, to have furnished to the Underwriters their respective legal opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth on Exhibits B-1, B-2, B-3 and B-4 hereto.

(i)                                     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Alabama, the State of Colorado, the State of Georgia or the State of Texas, the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the General Partner and public officials.

(c)                                  The Underwriters shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                                 The General Partner shall have furnished to the Underwriters a certificate of the officers of the General Partner, signed by the Chairman of the Board of Directors or the President and the principal financial or accounting officer of the General Partner, dated the Closing Date to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i)                                     the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership Parties have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)                                  The Underwriters shall have received from each of (i) PricewaterhouseCoopers LLP customary comfort letters dated respectively as of the Execution Time and as of the Closing Date, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Underwriters, which letters shall cover, without limitation, the Partnership Financial Statements contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus; (ii) UHY LLP customary comfort letters dated respectively as of the Execution Time and as of the Closing Date, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Underwriters, which letters shall cover, without limitation, the High Point System Financial Statements contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus and (iii) MaloneBailey, LLP customary comfort letters dated respectively as of the Execution Time and as of the Closing Date, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Underwriters, which letters shall cover, without limitation, the Blackwater Financial Statements contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f)                                   Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g)                                  Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)                                 Prior to the Closing Date, the Partnership shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(i)                                     The Firm Units and the Option Units, if any, shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)                                    At the Execution Time, the parties set forth on Schedule IV hereto shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 811 Main Street, Suite 3700, Houston, TX 77002, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through Barclays Capital Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.                                      Indemnification and Contribution.  (a)  The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agent and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act

(i) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (A) in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package or any other preliminary prospectus supplement relating to the Units, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or (B) in any materials or information that does not constitute an Issuer Free Writing Prospectus and that is provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim by a governmental agency or body, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the prior written consent of the Partnership Parties, and (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by such Underwriter, subject to the limitations set forth in Section 8(c)), reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim by a governmental agency or body, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of any Underwriter specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors and officers who signs the Registration Statement, and each person who controls the General Partner within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership Parties by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting” or “Plan of Distribution,” (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances, (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids, (v) the two paragraphs related to electronic distribution and (vi) the sentence related to discretionary sales in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as permitted by and pursuant to the terms of this Agreement (each a “Request”), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the Request, (ii) such indemnifying party shall have received written notice of the terms of such settlement not less than 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such Request prior to the date of such settlement.

(e)                                  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of any of the Partnership Parties who shall have signed the Registration Statement and each director of any of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such non-defaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any non-defaulting Underwriter or the Partnership Parties.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as such remaining Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Parties and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by any Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices.  All communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed or delivered by hand or overnight courier or transmitted by fax (with the receipt of such fax to be confirmed by telephone) or, in the case of any notice given under Section 2(b) hereof, by email correspondence if receipt of such correspondence is actually acknowledged, other than via auto reply.  Notices to the Underwriters shall be directed to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: (646) 834-8133, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate, Fax: (212) 713-3371.  Notices to the Partnership Parties shall be directed to American Midstream Partners, LP, 1614 15th Street Suite 300, Denver, CO 80202, Attention:  General Counsel, Fax: (720) 457-6040.

13.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               No fiduciary duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters).  Each of the Partnership Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or that any of the Underwriters owes an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

15.                               Research Analyst Independence.  Each of the Partnership Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. Each of the Partnership Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.                               Waiver of Jury Trial.  Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Bamagas Agreements” shall mean the (i) Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P., as amended, and (ii) Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P., as amended.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (v) the information set forth on Schedule VI.

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means 5:00 PM New York City time, on January 23, 2014.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Underwriters.

Very truly yours,

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC,
its general partner

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and
Chief Financial Officer

AMERICAN MIDSTREAM GP, LLC

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and
Chief Financial Officer

AMERICAN MIDSTREAM, LLC

By:	American Midstream Partners, LP,
its sole member

By: American Midstream GP, LLC,
its general partner

By:	/s/ Daniel C. Campbell
Name: Daniel C. Campbell
Title: Senior Vice President and
Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

UBS SECURITIES LLC

By:	/s/ Eric Javidi
Name: Eric Javidi
Title: Director

By:	/s/ Jane Dabney
Name: Jane Dabney
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of Firm
Units to be
Underwriters	Purchased
Barclays Capital Inc.	1,700,000
UBS Securities LLC	1,700,000

Total	3,400,000

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

Issuer Free Writing Prospectus dated January 23, 2014

SCHEDULE III-A

Schedule of Delaware LLC Subsidiaries of the Operating Company

•                  American Midstream (Bamagas Intrastate), LLC, a Delaware limited liability company

•                  American Midstream (Mississippi), LLC, a Delaware limited liability company

•                  American Midstream (SIGCO Intrastate), LLC, a Delaware limited liability company

•                  American Midstream (Louisiana Intrastate), LLC, a Delaware limited liability company

•                  American Midstream Onshore Pipelines, LLC, a Delaware limited liability company

•                  American Midstream Midla Gathering, LLC, a Delaware limited liability company

•                  American Midstream (Midla), LLC, a Delaware limited liability company

•                  American Midstream Marketing, LLC, a Delaware limited liability company

•                  Mid Louisiana Gas Transmission, LLC, a Delaware limited liability company

•                  American Midstream Chatom, LLC, a Delaware limited liability company

•                  American Midstream Chatom Unit 1, LLC, a Delaware limited liability company

•                  American Midstream Chatom Unit 2, LLC, a Delaware limited liability company

•                  American Midstream Madison, LLC, a Delaware limited liability company

•                  High Point Gas Gathering Holdings, LLC, a Delaware limited liability company

•                  High Point Gas Transmission Holdings, LLC, a Delaware limited liability company

•                  High Point Gas Transmission, LLC, a Delaware limited liability company

•                  American Midstream (Burns Point), LLC, a Delaware limited liability company

•                  American Midstream Blackwater, LLC, a Delaware limited liability company

SCHEDULE III-B

Schedule of Alabama LLC Subsidiaries of the Operating Company

•      American Midstream (AlaTenn), LLC, an Alabama limited liability company

•      American Midstream (Alabama Gathering), LLC, an Alabama limited liability company

•      American Midstream (Alabama Intrastate), LLC, an Alabama limited liability company

•      American Midstream (Tennessee River), LLC, an Alabama limited liability company

SCHEDULE III-C

Schedule of Texas LLC Subsidiaries of the Operating Company

•                  High Point Gas Gathering, L.L.C., a Texas limited liability company

SCHEDULE III-D

Schedule of Texas LP Subsidiaries of the Operating Company

•                  American Midstream Offshore (Seacrest), LP, a Texas limited partnership

SCHEDULE III-E

Schedule of Delaware Corporation Subsidiaries of the Partnership

•                  American Midstream Finance Corporation

SCHEDULE III-F

Schedule of Subsidiaries of American Midstream Blackwater

•                  Blackwater Investments, Inc., a Delaware corporation

•                  Blackwater Midstream Corp., a Nevada corporation

•                  Blackwater New Orleans, L.L.C., a Louisiana limited liability company

•                  Blackwater Georgia, L.L.C., a Georgia limited liability company

•                  Blackwater Maryland, L.L.C., a Maryland limited liability company

•                  Blackwater Harvey, LLC, a Delaware limited liability company

SCHEDULE IV

Parties to Deliver Lock-Up Letters

High Point Infrastructure Partners, LLC

Stephen W. Bergstrom

Matthew W. Rowland

Daniel C. Campbell

William B. Mathews

Donald R. Kendall, Jr.

Eileen A. Aptman

Gerald A. Tywoniuk

Daniel R. Revers

Lucius H. Taylor

John F. Erhard

Joseph W. Sutton

Ryan Rupe

Tom L. Brock

Christine Miller

Kyle Quackenbush

SCHEDULE V

Significant Subsidiaries

American Midstream (AlaTenn), LLC

American Midstream (Burns Point), LLC

American Midstream (Louisiana Interstate), LLC

American Midstream (Midla), LLC

American Midstream (Mississippi), LLC

American Midstream (Seacrest), LP

American Midstream Blackwater, LLC

American Midstream Chatom, LLC

Mid Louisiana Gas Transmission, LLC

SCHEDULE VI

Information Included in the Disclosure Package

1.              Public Offering Price:  $26.75

2.              Number of Firm Units Offered:  3,400,000

3.              Number of Option Units Offered:  510,000

Exhibit A

Letterhead of officer, director or major shareholder of
American Midstream GP, LLC

American Midstream Partners, LP
Public Offering of Common Units

January 23, 2014

Barclays Capital Inc.
     on behalf of the Underwriters

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), American Midstream GP, LLC, a Delaware limited liability company, and American Midstream, LLC, a Delaware limited liability company, and Barclays Capital Inc. and UBS Securities LLC, as underwriters (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days (the “Lock-Up Period”) after the date of the Underwriting Agreement, other than Common Units transferred (i) to an affiliate or (ii) as bona fide gifts; provided that in the case of any such transfer (A) each transferee or donee shall sign and deliver to Barclays Capital Inc. a lock-up letter substantially in the form of this letter and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or voluntarily made during the restricted period referred to above.

A-1

If (i) the Partnership issues an earnings release or announces material news, or a material event relating to the Partnership occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of the material event, unless Barclays Capital Inc. waives, in writing, such extension.  The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Signature of officer, director or major stockholder

Name and address of officer, director or major stockholder

A-2

Exhibit B-1

Form of Holland & Hart LLP Opinion

Holland & Hart LLP, counsel for the Partnership, shall have furnished to the Underwriters its opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:

1.                                      Formation and Qualification of the Partnership Parties.  Each of the Partnership Parties, the Delaware Corporate Subsidiary and the Delaware LLC Subsidiaries is validly existing as a limited partnership, corporation or limited liability company, as the case may be, in good standing under the Delaware LP Act, DGCL or Delaware LLC Act, as applicable, with full limited partnership, corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct the businesses in which it is engaged, and in the case of the General Partner, to act as the general partner of the Partnership in all material respects, in each case as described in the Disclosure Package and the Prospectus, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership, corporation or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Annex A to such counsel’s opinion;

2.                                      Ownership of the General Partner.  HPIP owns 100% of the Class A membership interest in the General Partner and AIM Midstream Holdings owns 100% of the Class B membership interest in the General Partner, which together constitute all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement.  Under the General Partner Agreement and the Delaware LLC Act, neither of HPIP or AIM Midstream Holdings is required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to the General Partner solely by reason of its ownership of such membership interest or its status as a member of the General Partner, and has no personal liability for the debts, obligations, and liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being a member of the General Partner, except in each case as provided in the General Partner Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act.   HPIP and AIM Midstream Holdings own such membership interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “UCC”) naming HPIP or AIM Midstream Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware (the “Filing Office”) as of the date set forth in the Search [to be defined in the opinion] (A) other than those created or arising under the General Partner Agreement or applicable securities laws, (B) as described or contained in the Disclosure Package or the Prospectus or (C) arising under the Delaware LLC Act;

3.                                      Ownership of the General Partnership Interest in the Partnership.  The General Partner is the record holder of a 1.1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such general partner interest free and clear of all Liens in respect of which a financing statement under the  UCC naming the General Partner as debtor is on file in the Filing Office as of the date set forth in the Search except for (A)  those Liens securing obligations under the Credit Agreement, (B) those Liens created or arising under the Partnership Agreement, (C) those described or contained in the Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LP Act;

4.                                      Ownership of Series A Preferred Convertible Units.  HPIP owns 5,278,562 Series A Preferred Convertible Units; the Series A Preferred Convertible Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and HPIP owns the Series A Preferred Convertible Units free and clear of all Liens in respect of which a financing statement under the UCC naming HPIP as debtor is on file in the Filing Office as of the date set forth in the Search except for (A)  those Liens securing obligations under the Credit Agreement, (B) those Liens created or arising under the Partnership Agreement, (C) those described or contained in the Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LP Act;

5.                                      Ownership of Common Units.  AIM Midstream Holdings is the record holder of all of the AIM Units and the General Partner is the record holder of the Incentive Distribution Rights; all of such AIM Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and AIM Midstream Holdings is the record holder of the AIM Units and the General Partner is the record holder of the Incentive Distribution Rights, in each case free and clear of all Liens in respect of which a financing statement under the UCC naming AIM Midstream Holdings or the General Partner as debtor is on file in the Filing Office as of the date set forth in the Search except for (A) those Liens securing obligations under the Credit Agreement, (B) those created or arising under the Partnership Agreement or applicable securities laws, (C) those described or contained in the Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LP Act;

6.                                      Issuance of PIK Units.  The PIK Units to be issued and sold to HPIP and the General Partner pursuant to the Series B Purchase Agreement and the limited partner interests represented thereby have been duly authorized and, when issued and delivered to HPIP and the General Partner in accordance with the Partnership Agreement and the Series B Purchase Agreement, against payment therefor in accordance with the terms of the Series B Purchase Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

7.                                      Valid Issuance of the Units.  The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the Underwriting Agreement, will be validly issued in accordance with the

Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act);

8.                                      Ownership of the Operating Company.  The Partnership owns 100% of the membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company Operating Agreement.  Under the Operating Company Operating Agreement and the Delaware LLC Act, the Partnership is not required to make any further payments for its purchase of such membership interests, will not be required to make any contributions to the Operating Company solely by reason of its ownership of such membership interest or its status as a member of the Operating Company, and has no personal liability for the debts, obligations, and liabilities of the Operating Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Operating Company, except in each case as provided in the Operating Company Operating Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act.  The Partnership owns such membership interests free and clear of all Liens in respect of which a financing statement under the UCC naming the Partnership as debtor is on file in the Filing Office as of the date set forth in the Search except for (A) those Liens securing obligations under the Credit Agreement, (B) those created or arising under the Operating Company Operating Agreement, (C) those described or contained in the Disclosure Package or the Prospectus or (D)  those created by or arising under the Delaware LLC Act;

9.                                      Ownership of the Delaware Corporate Subsdiary.  The Partnership owns 100% of the capital stock of the Delaware Corporate Subsidiary; such issued and outstanding capital stock has been duly authorized and validly issued in accordance with the Certificate of Incorporation and Bylaws of the Delaware Corporate Subsidiary, each dated September 6, 2012 and is fully paid and non-assessable and none of the outstanding shares of capital stock of the Delware Corporate Subsidiary were issued in violation of any preemptive rights or similar rights; and the Partnership owns such capital stock interest free and clear of all Liens, except for (A) those Liens arising under or in connection with the Credit Agreement, (B) those created or arising under the Corporate Governing Documents, (C) those described or contained in the Disclosure Package or the Prospectus or (D) those created by or arising under the DGCL;

10.                               Operating Company.  The Operating Company owns, directly or indirectly, 100% of the membership interests, general partner interest or limited partner interests, as applicable, in each of the Delaware LLC Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each of the Delaware LLC Subsidiaries and are fully paid (to the extent required under such Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company owns, directly or indirectly, such equity interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware except for (A) those Liens securing obligations under the Credit Agreement, (B) restrictions on transfer under such Organizational Documents, (C) those described or contained in the Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LLC Act;

11.                               American Midstream Blackwater.  American Midstream Blackwater owns, directly or indirectly, 100% of the capital stock or membership interests, as applicable, in each of Blackwater Investments, Inc., Blackwater Midstream Corp., and Blackwater Harvey, LLC (collectively, the “Covered Blackwater Subsidiaries”); such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each of the Covered Blackwater Subsidiaries and are fully paid (to the extent required under such Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, or any corollary provision of any other applicable state of organization’s statutes); and American Midstream Blackwater owns, directly or indirectly, such equity interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming American Midstream Blackwater as debtor is on file in the office of the Secretary of State of the State of Delaware except for (A) those Liens securing obligations under the Credit Agreement, (B) restrictions on transfer under such Organizational Documents, (C) those described or contained in the Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LLC Act;

12.                               Authority and Authorization.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units and the PIK Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Series B Purchase Agreement and the Amendment.  Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and to perform its respective obligations hereunder.  All limited partnership, corporate and limited liability company action, as the case may be, required to be taken by the Partnership and the General Partner or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and the PIK Units by the Partnership and the consummation by the Partnership of the transactions (including the Transactions) contemplated by this Agreement has been validly taken;

13.                               Descriptions.  The Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof under the captions “Our Cash Distribution Policy,” “The Partnership Agreement” and “Description of the Common Units” in the Disclosure Package and the Prospectus, and the PIK Units, when issued, will conform in all material respects to the description thereof under the caption “Summary—Recent Developments—Proposed Issuance of Series B PIK Units” in the Disclosure Package and the Prospectus;

14.                               Summaries.  The statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Our Cash Distribution Policy,” “Material U.S. Federal Income Tax Consequences,” and “Material Tax Considerations” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein;

15.                               Authorization, Execution and Delivery of Underwriting Agreement.  The execution and delivery by each Partnership Party of the Underwriting Agreement has been duly authorized by all requisite limited partnership or limited liability company action, as the case may be, of such Partnership Party.  The Underwriting Agreement has been validly executed and delivered by each of the Partnership Parties;

16.                               Authorization of the Partnership Agreement.  The execution and delivery by the General Partner of the Partnership Agreement has been duly authorized by all requisite limited liability company action on the part of the General Partner;

17.                               Authorization of the Transaction Documents.  The execution and delivery by each Partnership Party of each of the Transaction Documents to which it is a party has been duly authorized by all requisite limited partnership or limited liability company action, as the case may be, of such Partnership Party.  Each such Transaction Document, other than the Amendment, has been validly executed and delivered by the Partnership Entities party thereto;

18.                               Description of the Transactions.  The description of the Transactions in the Registration Statement, the Disclosure Package and the Prospectus conforms in all material respects to the Transaction Documents;

19.                               Investment Company Act.  None of the Partnership Parties is and, after giving effect to the offering and sale of the Units and the PIK Units and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

20.                               No Consents.  Except for registration of the Units under the Act, no material permit, consent, approval, authorization or order of, or registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, or applicable laws of the United States of America is required in connection with (i) the offering, issuance or sale by the Partnership of the Units or the PIK Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, (iii) the execution and delivery of this Agreement by each of the Partnership Parties and (iv) the consummation of the transactions (including the Transactions) contemplated under this Agreement, except for (A) such as have been obtained or made (as to which such counsel expresses no opinion), (B) such as may be required under the Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Disclosure Package and the Prospectus (as to which such counsel expresses no opinion), (C) as have been disclosed in the Disclosure Package or the Prospectus or (D) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect if not obtained or made;

21.                               No Conflicts.  None of (i) the offering, issuance and sale by the Partnership of the Units and the PIK Units and the application of the proceeds from the sale of the Units and the PIK Units as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, (ii) the execution and delivery by each Partnership Party of, or the performance by such Partnership Party of its obligations under, this Agreement and the Transaction Documents to which it is a party, or (iii) the consummation by the Partnership Parties of the transactions (including the Transactions) contemplated by this Agreement or the Transaction Documents (A) constitutes or will constitute a violation of the Partnership Parties’ Organizational Documents,

(B) constitutes a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, or applicable laws of the United States of America or (D) results or will result in the creation or imposition of any Lien (other than Liens created pursuant to the Credit Agreement) upon any property or assets of the Partnership Parties or the Delaware LLC Subsidiaries pursuant to any of the documents, agreements, instruments and laws described in clauses (A) through (C) of this paragraph, which breaches, violations or defaults, in the cases of clauses (B), (C) and (D), would reasonably expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the Partnership Parties’ ability to perform its obligations under this Agreement or the Partnership Parties’ Organization Documents; provided however, that no opinion is expressed pursuant to this paragraph with respect to securities and anti-fraud statutes, rules or regulations;

22.                               Tax Opinion.  The opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them;

23.                               The sale and issuance of the PIK Units as contemplated by the Series B Purchase Agreement and the Amendment are exempt from the registration requirements of the Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption; and

24.                               Each of the Registration Statement, as of the Effective Date and the Closing Date, the most recent Preliminary Prospectus, as of its date and the Closing Date, and the Prospectus, as of its date and the Closing Date, appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Act and the Rules and Regulations; provided, however that such counsel shall not be required to express an opinion, statement or belief with respect to (A)  the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or (B) any other financial or accounting data included in, or excluded from, the Registration Statement, any Preliminary Prospectus, the Prospectus or the Disclosure Package.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, and the Delaware LLC Act, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex A to such counsel’s opinion (each of which will be dated not more than fourteen days prior to the date of such opinion and will be provided to the Underwriters), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the accuracy or descriptions of real or personal property, and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

In addition, such counsel shall state (and may state in a separate letter) they have participated in conferences with officers and other representatives of the Partnership Parties, the representatives of the independent registered public accounting firm for the General Partner and the Partnership, representatives of the Underwriters and representatives of Underwriters’ counsel, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and, although such counsel has not independently verified, are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in opinions [   ] above), on the basis of the foregoing (relying to a limited extent with respect to factual matters upon statements by officers and other representatives of the Partnership Parties and their subsidiaries):

(a) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus, and are not so summarized; and

(b) we have not become aware of any legal or governmental proceedings pending or threatened to which any of the Partnership Parties is a party or to which any of their respective properties is subject that are required to be described in the Preliminary Prospectus or the Prospectus, and are not so described; and

(c) furthermore, no facts have come to the attention of such counsel that have led them to believe that (i) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of 5:00 PM eastern time on January 23, 2014 (which such counsel was informed was at a time prior to the time of first sale of the Units by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express an opinion, statement or belief with respect to (A) the historical and pro forma financial statements and related schedules contained or included or incorporated by reference therein or omitted therefrom, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial or accounting data included in, or excluded from, the Registration Statement, any Preliminary Prospectus, the Prospectus or the Disclosure Package and (C) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

Exhibit B-2

Form of Richards, Layton & Finger, P.A. Opinion

Richards, Layton & Finger, P.A., special counsel to the Partnership, shall have furnished to the Underwriters its opinion, dated the Closing Date and addressed to the Underwriters, to the effect that, subject to the assumptions, qualifications, and limitations contained therein, the limited partnership agreement or limited liability company agreement, as the case may be, of the Partnership Parties, each Delaware LLC Subsidiary and Blackwater Harvey, LLC constitutes a valid and binding agreement of parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

Exhibit B-3

Form of Adams and Reese Opinion

Adams and Reese LLP, counsel for the Partnership, shall have furnished to the Underwriters its opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:

1.                                      The Texas LLC Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Texas.

2.                                      The Texas LLC Subsidiary is qualified as a foreign limited liability company to transact business in the jurisdictions set forth opposite its name on a schedule attached to such counsel’s opinion.

3.                                      The Texas LLC Subsidiary has the limited liability company power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.

4.                                      Under the laws of the State of Texas, the limited liability agreement or operating agreement, as the case may be, of the Texas LLC Subsidiary constitutes the valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.

5.                                      The Texas LP Subsidiary is a limited partnership validly existing and in good standing under the laws of the State of Texas.

6.                                      The Texas LP Subsidiary is qualified as a foreign limited partnership to transact business in the jurisdictions set forth opposite its name on a schedule attached to such counsel’s opinion.

7.                                      The Texas LP Subsidiary has the limited partnership power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.

8.                                      Under the laws of the State of Texas, the amended and restated agreement of limited partnership of the Texas LP Subsidiary constitutes the valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.

9.                                      Each Alabama LLC Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Alabama.

10.                               Each Alabama LLC Subsidiary is qualified as a foreign limited liability company to transact business in the jurisdictions set forth opposite its name on a schedule attached to such counsel’s opinion.

11.                               Each Alabama LLC Subsidiary has the limited liability company power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.

12.                               Under the laws of the State of Alabama, the limited liability agreement or operating agreement, as the case may be, of each Alabama LLC Subsidiary constitutes the valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.

13.                               The Louisiana LLC Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Louisiana.

14.                               The Louisiana LLC Subsidiary is qualified as a foreign limited liability company to transact business in the jurisdictions set forth opposite its name on a schedule attached to such counsel’s opinion.

15.                               The Louisiana LLC Subsidiary has the limited liability company power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.

16.                               Under the laws of the State of Louisiana, the limited liability agreement or operating agreement, as the case may be, of the Louisiana LLC Subsidiary constitutes the valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.

17.                               The Georgia LLC Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Georgia.

18.                               The Georgia LLC Subsidiary is qualified as a foreign limited liability company to transact business in the jurisdictions set forth opposite its name on a schedule attached to such counsel’s opinion.

19.                               The Georgia LLC Subsidiary has the limited liability company power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.

20.                               Under the laws of the State of Georgia, the limited liability agreement or operating agreement, as the case may be, of the Georgia LLC Subsidiary constitutes the valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.

21.                               The execution and delivery by the Partnership Parties of this Agreement do not, and if the Partnership Parties were now to perform their agreements in this Agreement, such performance would not, with respect to any AL, GA, LA and TX Subsidiary,:

a.                                      violate the applicable Organizational Documents of each Alabama LLC Subsidiary, the Texas LLC Subsidiary, the Texas LP Subsidiary, the Louisiana LLC Subsidiary or the Georgia LLC Subsidiary;

b.                                      violate the Alabama Limited Liability Company Law (Ala. Code §10A-5-1.01 et seq.), Title 3 (Limited Liability Companies) of the Texas Business Organizations Code (TX BUS ORG §101.001 et seq.), the Texas Revised

Limited Partnership Act (TRLPA §1.01 et seq.), [Chapter 22 of Title 12] of the Louisiana Revised Statutes Annotated or [Title 14] of the Georgia Limited Liability Company Act;

c.                                       result in any breach of, or constitute a default under any applicable contract of such Alabama LLC Subsidiary, the Texas LLC Subsidiary, the Texas LP Subsidiary, the Louisiana LLC Subsidiary or the Georgia LLC Subsidiary; or

d.                                      result in the creation or imposition of a Lien upon any of the properties or assets of the Alabama LLC Subsidiaries, the Texas LLC Subsidiary, the Texas LP Subsidiary, the Louisiana LLC Subsidiary or the Georgia LLC Subsidiary pursuant to any applicable contract, which violations, breaches, defaults or Liens, in the case of clauses (b), (c) or (d) would be reasonably expected to have a Material Adverse Effect.

26.                                                                               (a)        The Operating Company is the record owner of one hundred percent (100%) of the authorized, issued and outstanding equity interest of AlaTenn (the “AlaTenn Equity Interest”).  All of the AlaTenn Equity Interest has been validly issued in accordance with the AlaTenn Organizational Documents set forth on Schedule II hereto and is fully paid (to the extent required by the AlaTenn Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 10A-5-3.02, 10A-5-5.04, and 10A-5-7.05 of the Alabama Limited Liability Company Law).

(b)        The Operating Company is the record owner of one hundred percent (100%) of the authorized, issued and outstanding equity interest of Alabama Gathering (the “Alabama Gathering Equity Interest”).  All of the Alabama Gathering Equity Interest has been validly issued in accordance with the Alabama Gathering Organizational Documents set forth on Schedule II hereto is fully paid (to the extent required by the Alabama Gathering Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 10A-5-3.02, 10A-5-5.04, and 10A-5-7.05 of the Alabama Limited Liability Company Law).

(c)        The Operating Company is the record owner of one hundred percent (100%) of the authorized, issued and outstanding equity interest of Alabama Intrastate (the “Alabama Intrastate Equity Interest”).  All of the Alabama Intrastate Equity Interest has been validly issued in accordance with the Alabama Intrastate Organizational Documents set forth on Schedule II hereto and is fully paid (to the extent required by the Alabama Intrastate Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 10A-5-3.02, 10A-5-5.04, and 10A-5-7.05 of the Alabama Limited Liability Company Law).

(d)       The Operating Company is the record owner of one hundred percent (100%) of the authorized, issued and outstanding equity interest of Tennessee River (the “Tennessee River Equity Interest”).  All of the Tennessee River Equity Interest has been validly issued in accordance with the Tennessee River Organizational Documents set forth on Schedule II hereto and is fully paid (to the extent required by the Tennessee River Organizational

Documents) and non-assessable (except as such non-assessability may be affected by Sections 10A-5-3.02, 10A-5-5.04, and 10A-5-7.05 of the Alabama Limited Liability Company Law).

(e)        High Point Gas Gathering Holdings, LLC is the record owner of one hundred percent (100%) of the authorized, issued and outstanding equity interest of the Texas LLC Subsidiary (the “Texas LLC Subsidiary Equity Interest”).  All of the Texas LLC Subsidiary Equity Interest has been validly issued in accordance with the Texas LLC Subsidiary Organizational Documents set forth on Schedule II hereto and is fully paid (to the extent required by the Texas LLC Subsidiary Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 101.114 and 101.206 of the Texas Business Organizations Code).

(f)        The Operating Company is the record owner of one hundred percent (100%) of the authorized, issued and outstanding general partnership interest of the Texas LP Subsidiary (the “Texas LP Subsidiary Equity Interest”).  All of the Texas LP Subsidiary Equity Interest has been validly issued in accordance with the Texas LP Subsidiary Organizational Documents set forth on Schedule II hereto and is fully paid (to the extent required by the Texas LP Subsidiary Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 153.152, 153.210 and 153.504 of the Texas Business Organizations Code).

(g)       [Blackwater Midstream Corp.] is the record owner of one hundred percent (100%) of the authorized, issued and outstanding general partnership interest of the [Louisiana LLC Subsidiary] (the “Louisiana LLC Subsidiary Equity Interest”).  All of the Louisiana LLC Subsidiary Equity Interest has been validly issued in accordance with the Louisiana LLC Subsidiary Organizational Documents set forth on Schedule II hereto and is fully paid (to the extent required by the Louisiana LLC Subsidiary Organizational Documents) and non-assessable (except as such non-assessability may be affected by [Sections                       ] of the [Louisiana Revised Statutes Annotated]).]

(h)       [Blackwater Midstream Corp.] is the record owner of one hundred percent (100%) of the authorized, issued and outstanding general partnership interest of the [Georgia LLC Subsidiary] (the “Georgia LLC Subsidiary Equity Interest”).  All of the Georgia LLC Subsidiary Equity Interest has been validly issued in accordance with the Georgia LLC Subsidiary Organizational Documents set forth on Schedule II hereto and is fully paid (to the extent required by the Georgia LLC Subsidiary Organizational Documents) and non-assessable (except as such non-assessability may be affected by [Sections                       ] of the [Georgia Limited Liability Company Act]).]

Exhibit B-4

Form of General Counsel Opinion

William B. Mathews, Vice President of Legal Affairs and General Counsel of the General Partner, shall have furnished to the Underwriters his opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:

1.                                      There is no pending or, to such counsel’s knowledge, after due inquiry, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or their property of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Preliminary Prospectus, the Disclosure Package and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, that is not described or filed as required;

2.                                      Except as described in the Disclosure Package and the Prospectus or as set forth in the Partnership Agreement, the General Partner Agreement the Amendment, the Series B Purchase Agreement, the unitholder agreements with the LTIP Participants or the Bamagas Agreements, there are no (A) preemptive rights or other rights to subscribe for or to purchase, or restrictions upon the voting or transfer of, any equity interests in the General Partner or the Partnership or (B) outstanding options or warrants to purchase any securities of the General Partner or the Partnership.  Except for such rights that have been waived or complied with, to such counsel’s knowledge, none of the filing of the Registration Statement, the consummation of the transactions (including the Transactions) contemplated by this Agreement, or the offering or sale of the Units contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership; and

3.                                      The statements included in the Preliminary Prospectus and the Prospectus under the heading “Risk Factors—Litigation initiated by the former owner of 100% of our general partner could result in a change in our capital structure” fairly summarize the matters therein described.